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                                                                    Exhibit 10.3




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                         DONNA KARAN INTERNATIONAL INC.

                      VOLUNTARY DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

                             Effective July 1, 1998

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                         DONNA KARAN INTERNATIONAL INC.
                      VOLUNTARY DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS

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Section                                                                        Page
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Section 1    PURPOSE.............................................................1

Section 2    DEFINITIONS.........................................................1

Section 3    DEFERRAL OF DIRECTOR FEES...........................................4

Section 4    DEEMED INVESTMENT...................................................5

Section 5    DISTRIBUTION........................................................5

Section 6    RIGHTS OF PARTICIPANTS; NO FUNDING OBLIGATION.......................6

Section 7    NON-TRANSFERABILITY OF RIGHTS UNDER THE PLAN........................6

Section 8    MINORS AND INCOMPETENTS.............................................6

Section 9    WITHHOLDING TAXES...................................................7

Section 10   STOCKHOLDER RIGHTS..................................................7

Section 11   NO RIGHTS OF CONTINUED DIRECTORSHIP OR EMPLOYMENT...................7

Section 12   TERMINATION, AMENDMENT AND MODIFICATION.............................7

Section 13   ADMINISTRATION......................................................8

Section 14   NOTICES.............................................................8

Section 15   SECTION 16(b) OF THE EXCHANGE ACT  .................................9

Section 16   SEVERABILITY OF PROVISIONS..........................................9

Section 17   ENTIRE AGREEMENT ...................................................9

Section 18   HEADINGS AND CAPTIONS...............................................9

Section 19   GENDER AND NUMBER...................................................9




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Section                                                                       Page
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Section 20   CONTROLLING LAW.....................................................9
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Section                                                                       Page
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                         DONNA KARAN INTERNATIONAL INC.
                      VOLUNTARY DEFERRED COMPENSATION PLAN
                           FOR NON-EMPLOYEE DIRECTORS


Section 1         PURPOSE

         The purpose of the Donna Karan International Inc. Voluntary Deferred Compensation Plan for Non-Employee Directors is to enable Donna Karan International Inc. to attract, retain and motivate the best qualified directors by enabling them to defer payment of their Director Fees.

Section 2         DEFINITIONS

         Unless the context requires otherwise, the following words as used in the Plan shall have the meanings ascribed to each below:

2.1 "Account" means the total of the Phantom Stock Account and Interest Account to which a Participant's Deferred Director Fees shall be credited. A separate Account shall be established with respect to the Deferred Director Fees for each Plan Year.

2.2 "Active Participant" means a Participant who is currently having Deferred Director Fees credited to his or her Account hereunder.

2.3 "Administrator" shall mean the Board or a duly authorized committee thereof or any employee or other person designated under Section 13.3 of the Plan to assist in the administration of the Plan.

2.4 "Beneficiary" shall mean the individual designated by the Participant, on a form acceptable by the Administrator, to receive benefits payable under this Plan in the event of the Participant's death. If no Beneficiary designation is in effect at the time of a Participant's death, or if no designated beneficiary survives the Participant, or if such designation conflicts with law, the payment of the amount, if any, payable under the Plan upon his or her death shall be made to the Participant's estate. Upon the acceptance by the Administrator of a new Beneficiary designation, all Beneficiary designations previously filed shall be canceled. The Administrator shall be entitled to rely on the last Beneficiary designation filed by the Participant and accepted by the Administrator prior to his or her death. Notwithstanding the foregoing, no Beneficiary designation, or change or revocation thereof, shall be effective unless received and acknowledged by the Administrator prior to the Participant's death.

2.5      "Board" shall mean the Board of Directors of the Company.

2.6 "Common Stock" shall mean common stock of the Company, par value $.01 per share.


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2.7      "Company" shall mean Donna Karan International Inc. or any successor corporation by merger, consolidation or transfer of assets substantially as a whole.

2.8 "Deferral Agreement" means an agreement entered into between a Participant and the Company to authorize the Company to reduce the amount of the Participant's Director Fees and credit the amount of such reduction to the Plan. A Deferral Agreement shall contain such provisions, consistent with the provisions of the Plan, as may be established from time to time by the Company or the Board, including without limitation,

                  (a) the dollar amount of Director Fees to be deferred or the amount to be deferred in whole percentages;

                  (b) the amount of Deferred Director Fees to be invested in the Phantom Stock Account and the amount of Deferred Director Fees to be invested in the Interest Account (in percentages in increments of five percent (5%));

                  (c)      the Distribution Date; and

                  (d) any provisions which may be advisable to comply with applicable laws, regulations, rulings, or guidelines of any government authority.

         A Deferral Agreement may, to the extent permitted by the Administrator and by applicable law, be made by paper, telephonic or electronic means.

2.9 "Deferral Period" shall mean, with regard to the Participant's Deferred Director Fees for each Plan Year in which a Deferral Agreement is in effect, the period commencing upon the effective date of a deferral election and ending on the earlier of the Participant's (a) Distribution Date, (b) Retirement, or (c) death.

2.10 "Deferred Director Fees" shall mean the amount of Director Fees deferred by a Participant pursuant to Section 3.

2.11 "Director Fee(s)" shall mean the retainer fee received by the Participant for service on the Board as a director during the Plan Year, any fees paid for attendance at Board meetings or meetings of any Board committee of which the director is a member, and fees paid for services as chair of any Board committee. Director Fees shall not include expense reimbursements, amounts realized upon the exercise of a stock option, restricted stock or any other amounts paid to the Participant.

2.12 "Distribution Date" means one of the following times to commence the payment of the amount credited to a Participant's Deferral Account:

                  (a) as soon as administratively feasible following the Participant's Retirement or death; or



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                  (b)      the first business day in the January next following
                           the fifth (5th) year anniversary of the effective date of the Participant's deferral election.

2.13     "Effective Date" shall mean July 1, 1998.

2.14 "Fair Market Value" shall means, for purposes of this Plan, the last sales prices reported for the Common Stock on the applicable date, (i) as reported by the principal national securities exchange in the United States on which it is then traded, or (ii) if not traded on any such national securities exchange, as quoted on an automated quotation system sponsored by the Nasdaq Stock Market, Inc., or if the sale of the Common Stock shall not have been reported or quoted on such date, on the first day prior thereto on which the Common Stock was reported or quoted. If the Common Stock is not readily tradable on a national securities exchange or any system sponsored by the Nasdaq Stock Market, Inc., its Fair Market Value shall be such amount as is set by the Board in good faith.

2.15 "Interest Account" shall mean a hypothetical investment account bearing interest with respect to any Plan Year during a Deferral Period at the rate of interest charged or that would be charged to the Company to borrow money from its principal lender as of January 1 of such Plan Year.

2.16 "Participant" shall mean a director of the Company who is not an active employee of the Company or any parent or subsidiary of the Company and who is not an officer, director or employee of (i) any entity which, directly or indirectly, beneficially owns or controls 5% or more of the combined voting power of the then outstanding voting securities of the Company (or any parent or subsidiary of the Company) entitled to vote generally in the election of directors or (ii) any entity controlling, controlled by or under common control (within the meaning of Rule 405 of the Securities Act of 1934, as amended) with any such entity.

2.17 "Phantom Stock Account" shall mean an investment account in which cash amounts are hypothetically converted into shares of Common Stock. The value of a Participant's Phantom Stock Account will vary with the Common Stock's actual market performance. The initial value of the Common Stock deemed purchased with amounts deferred under the Plan shall be the Fair Market Value of Common Stock on the date that Deferred Director Fees are credited to the Phantom Stock Account. All dividends that would be received on such hypothetical shares of Common Stock shall be reinvested automatically in the Phantom Stock Account. In the event of any change in the capital structure or business of the Company by reason of any stock dividend or extraordinary dividend, stock split or reverse stock split, recapitalization, reorganization, merger, consolidation, or exchange of shares, distribution with respect to its outstanding Common Stock or capital stock other than Common Stock, reclassification of its capital stock, any sale or transfer of all or part of the Corporation's assets or business, or any similar change affecting the Company's capital structure or business and the Administrator determines that an adjustment is appropriate under this Plan, then the aggregate number of shares credited to a Participant's Phantom

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         Stock Account shall be appropriately adjusted consistent with such change in such manner as the Administrator may deem necessary to reflect the change, and any such adjustment determined by the Administrator in good faith shall be binding and conclusive on the Company and the Participant and his or her heirs, executors, administrators, successors and assigns.

2.18 "Plan" shall mean the Donna Karan International Inc. Voluntary Deferred Compensation Plan For Non-Employee Directors.

2.19     "Plan Year" shall mean the calendar year.

2.20 "Retirement" shall mean a Participant's termination of service as a director on the Board.

2.21 "Valuation Date" shall mean the day of any Plan Year on which a Participant's Deferral Period ends.

Section 3         DEFERRAL OF DIRECTOR FEES

3.1 Deferral Election. A Participant may elect to defer all or any specified portion of the amounts payable to the Participant as Director Fees by the Company. An election to defer Director Fees hereunder pursuant to a Deferral Agreement is irrevocable and is valid only for the Plan Year following the election or in the case of an individual who first becomes a Participant during a Plan Year, for such Plan Year. If no new Deferral Agreement is timely made with respect to any subsequent Plan Year, the Director Fees earned in such Plan Year shall not be deferred under the Plan. If all or a portion of Director Fees are not deferred, such fees shall be paid in cash.

3.2      Timing and Manner of Deferral.

         Any election to defer payment of all or a portion of a Director Fee shall be made by the Participant in writing on a Deferral Agreement and provided to the Administrator on or before the December 31 preceding the Plan Year in which the Director Fee is earned, and shall apply on a pro rata basis with respect to the entire amount of Director Fees earned for such Plan Year, whenever payable. Any such election made by December 31 shall become effective on the following January 1. Notwithstanding the foregoing,

         (a) for the short Plan Year commencing July 1, 1998, a Participant must elect prior to the beginning of such short Plan Year (during such period as the Administrator may prescribe, in its sole discretion) on forms prescribed by, or acceptable to, the Administrator, to become an Active Participant in the Plan for such short Plan Year, and

         (b) if, after July 1, 1998, an individual first becomes a Participant during a Plan Year, he or she may elect to become an Active Participant with respect to such Plan Year

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                  (solely with respect to Director Fees earned after the
                  Deferral Agreement is executed and delivered to the Company pursuant to the procedures established by the Administrator) prior to the end of the thirty (30) day period following the date he or she becomes a Participant, by making an election, in writing, on a form prescribed by, or acceptable to, the Administrator.

3.3 Book Entry of Deferred Director Fees. Deferred Director Fees shall be credited as a book entry to an Account in the name of the Participant not later than the date such amount would otherwise be payable to the Participant.

3.4      Vesting. A Participant's Account shall be fully vested at all times.

3.5 Employee Directors. If a Participant becomes an employee of the Company but remains a director, he or she may not make any future deferrals under the Plan and the Participant's Deferral Agreement shall terminate. Any Director Fees already deferred under the Plan shall continue to be deferred until the end of such Participant's Deferral Period.

Section 4         DEEMED INVESTMENT

         Upon a Participant's election to defer Director Fees, the Participant shall designate on the Deferral Agreement the portion of Deferred Director Fees to be credited to a Phantom Stock Account established in the name of the Participant and the portion of Deferred Director Fees to be credited to an Interest Account established in the name of the Participant. Once a Participant designates the investment on the Deferral Agreement with respect to an election to defer Director fees, the Participant may not change the investment designation.

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Section 5         DISTRIBUTION

                  (a) Upon a Participant's election to become an Active Participant hereunder with respect to a Plan Year, he or she shall make an election regarding the Distribution Date upon which to commence receiving the payment of his or her Account. If a Participant does not make an election with respect to the Distribution Date, the amount credited to his or her Account shall be paid to him or her in a single cash lump sum calculated in accordance with Section 5(b) below upon the first business day of the month coincident with or next following his or her Retirement (or as administratively feasible thereafter). Notwithstanding the foregoing, a Participant may make an election or change his or her existing Distribution Date election, on a form prescribed by and filed with the Administrator, at any time at least one (1) year prior to the Distribution Date previously elected, to receive the amount credited to his or her Account.

                  (b) Upon the first business day of the month coincident with or next following the end of the Deferral Period (or as administratively feasible thereafter), the Participant shall receive a single cash lump sum distribution equal to:

                  (i) the value of the balance of Deferred Director Fees allocated to his or her Phantom Stock Account, based on the Fair Market Value of Common Stock on the Valuation Date; plus

                  (ii) any balance of Deferred Director Fees allocated to his or her Interest Account, as calculated on the Valuation Date.

         A Participant shall not be entitled to, and the Company shall not be obligated to pay to such Participant, the whole or any part of the amounts deferred under the Plan, except as provided in the Plan.

5.1 Death. If a Participant dies prior to receiving the total amount of his or her Accounts, the unpaid portion of his or her Accounts shall be paid to the Participant's Beneficiary in a single lump sum, upon the first business day of the month coincident with or next following the Participant's death (or as administratively feasible thereafter). If the Administrator is in doubt as to the right of any person to receive any amount, the Administrator may retain such amount, without liability for any interest thereon, until the rights thereto are determined, or the Administrator may pay such amount into any court of appropriate jurisdiction, and such payment shall be a complete discharge of the liability of the Plan, the Administrator and the Company therefor.

Section 6         RIGHTS OF PARTICIPANTS; NO FUNDING OBLIGATION

         Nothing contained in the Plan and no action taken pursuant to the Plan shall create or be construed to create a trust of any kind, or a fiduciary relationship, among the Company, the Administrator and any Participant, the executor, administrator or other personal representative or designated beneficiary of such Participant, or any other persons. Funds allocated to a Phantom Stock

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

Account or an Interest Account established by the Company in connection with the Plan shall continue to be a part of the general funds of the Company, and no individual or entity other than the Company shall have any interest in such funds until paid to a Participant, his or her executor, administrator or other personal representative or designated beneficiary. If and to the extent that any Participant or his or her executor, administrator, or other personal representative or designated beneficiary, as the case may be, acquires a right to receive any payment from the Company pursuant to the Plan, such right shall be no greater than the right of an unsecured general creditor of the Company. The Company may, in its sole discretion, establish a "rabbi trust" to pay amounts payable hereunder. If the Company decides to establish any accrued reserve on its books against the future expense of benefits payable hereunder, or if the Company establishes a rabbi trust under this Plan, such reserve or trust shall not under any circumstances be deemed to be an asset of the Plan.

Section 7         NON-TRANSFERABILITY OF RIGHTS UNDER THE PLAN

         No amounts payable or other rights under the Plan shall be sold, transferred, assigned, pledged or otherwise disposed of or encumbered by a Participant, except as provided herein.

Section 8         MINORS AND INCOMPETENTS

                  (a) In the event that the Administrator determines that a Participant is unable to care for his or her affairs because of illness or accident, then benefits payable hereunder, unless claim has been made therefor by a duly appointed guardian, committee, or other legal representative, may be paid in such manner as the Administrator shall determine, and the application thereof shall be a complete discharge of all liability for any payments or benefits to which such Participant was or would have been otherwise entitled under this Plan.

                  (b) Any payments to a minor from this Plan may be paid by the Administrator in its sole and absolute discretion (i) directly to such minor; (ii) to the legal or natural guardian of such minor; or (iii) to any other person, whether or not appointed guardian of the minor, who shall have the care and custody of such minor. The receipt by such individual shall be a complete discharge of all liability under the Plan therefor.

Section 9         WITHHOLDING TAXES

         The Company shall have the right to make such provisions as it deems necessary or appropriate to satisfy any obligations it may have to withhold federal, state or local income or other taxes incurred by reason of payments pursuant to the Plan. In lieu thereof, the Company shall have the right to withhold the amount of such taxes from any other sums due or to become due from the Company to the Participant upon such terms and conditions as the Administrator may prescribe.

Section 10        STOCKHOLDER RIGHTS

         No Participant shall not have any rights as a stockholder of the Company with respect to a Phantom Stock Account, except the right to have deemed dividends credited to his or her Phantom

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Stock Account and adjustment made to the hypothetical shares of Common Stock under Section 2.17.

Section 11        NO RIGHTS OF CONTINUED DIRECTORSHIP OR EMPLOYMENT

         Nothing in the Plan or any booklet or other document describing or referring to the Plan shall be deemed to impose any obligations on the Company to retain any Participant as a director or impose any obligation on the part of any Participant to remain as a director of the Company. The Plan is not an agreement of employment and it shall not grant a Participant any rights of employment.

Section 12        TERMINATION, AMENDMENT AND MODIFICATION

12.1 Plan Amendment, Discontinuance or Termination. The Board may from time to time amend, modify, discontinue or terminate the Plan or any provision hereof. Notwithstanding anything contained herein, upon termination of the Plan, all deferred amounts shall be distributed as soon as practicable following the date of termination to each Participant as set forth in Section 5, subject to Section 15. Except as set forth above, no amendment to or discontinuance or termination of the Plan shall, without the written consent of the Participant, adversely affect any rights of such Participant with respect to amounts previously credited to the Participant under the Plan. The Plan shall continue until terminated by the Board.

12.2 Cessation of Future Deferrals. The Board may direct at any time that Participants shall no longer be permitted to make future deferrals of Director Fees under the Plan.

Section 13        ADMINISTRATION

13.1 The Plan shall be administered by the Administrator. All powers and functions of the Administrator may at any time and from time to time be exercised by the Board.

13.2 The Board shall have full authority to interpret the Plan; to establish, amend, and rescind rules for carrying out the Plan; to administer the Plan; and to make all other determinations and to take such steps in connection with the Plan as the Board, in its discretion, deems necessary or desirable for administering the Plan.

13.3 The Board may designate other employees of the Company to assist in the administration of the Plan and may employ such legal counsel, service providers, consultants and agents as it may deem desirable for the administration of the Plan and may rely upon any opinion received from any such counsel, service provider, or consultant and any computation received from any such service provider, consultant, or agent. The Board, the members of the Board and employees of the Company designated hereunder shall not be liable for any action or determination made in good faith with respect to the Plan. To the maximum extent permitted by applicable law and the Company's Certificate of Incorporation and By-Laws,

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         the Board, the members of the Board, and employees of the Company designated hereunder shall be indemnified and held harmless by the Company against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Company) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith. Such indemnification shall be in addition to any rights of indemnification the person may have as a director, officer or employee or under the Certificate of Incorporation of the Company or the By-Laws of the Company. Expenses incurred by the Board in the engagement of any such counsel, service provider, consultant or agent shall be paid by the Company.

13.4 All costs and expenses involved in administering the Plan as provided herein, or incident thereto, shall be borne by the Company.

13.5 All determinations by the Board with respect to the administration of the Plan shall be in the sole discretion of the Board based on the Plan document and other relevant documents, and all such determinations shall be final and binding upon all interested parties, including the Participant, his or her executor, administrator or other personal representative or designated beneficiary, and the Company.

Section 14        NOTICES

         Each Participant shall be responsible for furnishing the Administrator with the current and proper address for the mailing of notices and the delivery of agreements and payments to him or her. Any notice required or permitted to be given shall be deemed given if directed to the person to whom addressed at such address and mailed by regular United States mail, first-class and prepaid. If any item mailed to such address is returned as undeliverable to the addressee, mailing will be suspended until the Participant furnishes the proper address.

Section 15        SECTION 16(b) OF THE EXCHANGE ACT

         To the extent applicable, all elections and transactions under this Plan are intended to comply with any applicable exemptive condition under Rule 16b-3 under Section 16(b) of the Securities Exchange Act of 1934 as then in effect or any successor provisions (the "Exchange Act"). The Administrator may establish and adopt written administrative guidelines, designed to facilitate compliance with Section 16(b) of the Exchange Act, as it may deem necessary or proper for the administration and operation of this Plan thereunder.

Section 16        SEVERABILITY OF PROVISIONS

         If any provision of the Plan shall be held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions hereof, and the Plan shall be construed and enforced as if such provisions had not been included.

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Section 17        ENTIRE AGREEMENT

         This Plan, along with the Participant's elections hereunder, constitutes the entire agreement between the Company and the Participant pertaining to the subject matter herein and supersedes any other plan or agreement, whether written or oral, pertaining to the subject matter herein. No agreements or representations, other than as set forth herein, have been made by the Company with respect to the subject matter herein.

Section 18        HEADINGS AND CAPTIONS

         The headings and captions herein are provided for reference and convenience only, shall not be considered part of the Plan, and shall not be employed in the construction of the Plan.

Section 19        GENDER AND NUMBER

         Wherever used in this Plan, the masculine shall be deemed to include the feminine and the singular shall be deemed to include the plural, unless the context clearly indicates otherwise.

Section 20        CONTROLLING LAW

         This Plan shall be construed and enforced according to the laws of the State of Delaware (without giving effect to conflict of law rules).


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